Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission file number: 000-51032

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Washington	91-1982679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11332 NE 122nd Way, Suite 200 Kirkland, WA	98034
(Address of Principal Executive Offices)	(Zip Code)

425-952-5500

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	The Nasdaq Global Select Market

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.     Yes  ☐     No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                 Accelerated filer  ☐

Non-accelerated filer  ☐ (Do not check if a smaller reporting company)             Smaller reporting company  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of voting and non-voting stock held by non-affiliates of the registrant based on the closing sale price on June 30, 2012 as reported on The Nasdaq Global Select Market was approximately $112,896,000.

As of March 8, 2013, there were outstanding 26,817,512 shares of the registrant’s common stock which is the only class of common stock of the registrant.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of Market Leader, Inc.’s definitive proxy statement for its 2013 Annual Meeting of Shareholders to be filed with the Commission pursuant to Regulation 14A are incorporated by reference in Part III of this Form 10-K.

FORM 10-K TABLE OF CONTENTS

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rules 13a-15(f), for us. Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework and criteria established in Internal Control—Integrated Framework issued by the Committee of the Sponsoring Organizations of the Treadway Commission. Based on that evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2012.

We do not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all error and all fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected.

The effectiveness of our internal control over financial reporting has been audited by, KPMG, LLP, an independent registered public accounting firm as stated in their report, which is included herein at page 32.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting during the quarter ended December 31, 2012, which were identified in connection with our management’s evaluation required by Rules 13a-15(d) and 15d-15(d) under the Exchange Act, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Market Leader, Inc.:

We have audited Market Leader, Inc.’s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Market Leader, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Market Leader, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Market Leader Inc and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations , shareholders’ equity, and cash flows for the years then ended, and our report dated March 15, 2013 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Seattle, Washington

March 15, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Market Leader, Inc.:

We have audited the accompanying consolidated balance sheets of Market Leader, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended. In connection with our audits of the consolidated financial statements, we also have audited financial statement Schedule II – Valuation and Qualifying accounts. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Market Leader, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Market Leader, Inc.’s internal control over financial reporting as of December 31, 2012 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 15, 2013 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP

Seattle, Washington

March 15, 2013

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31,
	2012	2011
Revenues	$44,988	$34,025
Expenses:
Sales and marketing (1)	28,989	27,757
Technology and product development (1)	9,713	8,209
General and administrative (1)	7,828	6,840
Depreciation and amortization of property and equipment (2)	2,901	2,537
Amortization of acquired intangible assets	3,319	1,788
Loss on asset disposition	—	174
Contract termination charge	—	1,450

Total expenses	52,750	48,755

Loss from operations	(7,762)	(14,730)
Interest income and expense, net	32	60

Loss before income tax expense (benefit) and noncontrolling interest	(7,730)	(14,670)
Income tax expense (benefit)	54	(27)

Net loss	(7,784)	(14,643)
Net loss attributable to noncontrolling interest	—	(398)

Net loss attributable to Market Leader	(7,784)	(14,245)

Net loss per share attributable to Market Leader-basic and diluted	$(0.30)	$(0.56)

(1)	Stock-based compensation is included in the expense line items above in the following amounts:

	Years Ended December 31,
	2012	2011
Sales and marketing	$1,639	$680
Technology and product development	345	180
General and administrative	1,265	639

	$3,249	$1,499

(2)	Depreciation and amortization of property and equipment is allocated as follows:

	Years Ended December 31,
	2012	2011
Technology and product development	$2,547	$2,306
General and administrative	354	231

	$2,901	$2,537

See accompanying notes to consolidated financial statements.

Market Leader, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$11,165	$7,958
Short-term investments	11,034	15,141
Trade accounts receivable, net of allowance of $14 and $36, respectively	854	729
Prepaid expenses and other current assets	999	1,733

Total current assets	24,052	25,561
Property and equipment, net	5,486	4,507
Intangible assets, net	7,672	10,762
Goodwill	1,861	1,861

Total assets	$39,071	$42,691

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$978	$1,120
Accrued compensation and benefits	3,194	2,599
Accrued expenses and other current liabilities	1,195	2,224
Deferred rent, current portion	177	230
Deferred revenue	1,126	1,056

Total current liabilities	6,670	7,229
Deferred rent, less current portion	—	249
Stock appreciation right liability	1,044	45
Other noncurrent liabilities	56	50

Total liabilities	7,770	7,573
Shareholders’ equity:
Preferred stock, par value $0.001 per share; authorized 30,000,000 shares; none issued and outstanding at December 31, 2012 and 2011	—	—
Common stock, par value $0.001 per share; authorized 120,000,000 shares; issued and outstanding 26,634,447 and 25,397,448 shares at December 31, 2012 and 2011, respectively	78,040	74,073
Accumulated deficit	(46,739)	(38,955)

Total shareholders’ equity	31,301	35,118

Total liabilities and shareholders’ equity	$39,071	$42,691

See accompanying notes to consolidated financial statements.

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands, except share data)

	Common Stock		Accumulated Deficit	Noncontrolling Interest In Subsidiary	Total Share- holders’ Equity and Noncontrolling Interest
	Shares	Amount
Balance at December 31, 2010	24,873,120	$71,889	$(24,710)	$1,152	$48,331
Stock option exercises and vesting of restricted stock	418,633	20	—	—	20
Stock-based compensation	—	1,559	—	—	1,559
Shares issued for acquisition of kwkly	222,222	400	—	—	400
Stock options issued for acquisition of kwkly	—	198	—	—	198
Value of equity awards withheld for tax liability and award exercises	(116,527)	(260)	—	—	(260)
Acquistion of noncontrolling interest in ActiveRain	—	267	—	(754)	(487)
Net loss	—	—	(14,245)	(398)	(14,643)

Balance at December 31, 2011	25,397,448	$74,073	$(38,955)	$—	$35,118
Stock award exercises and vesting of restricted stock	1,550,176	2,211	—	—	2,211
Stock-based compensation	—	2,310	—	—	2,310
Value of equity awards withheld for tax liability and award exercises	(313,177)	(554)	—	—	(554)
Net loss	—	—	(7,784)	—	(7,784)

Balance at December 31, 2012	26,634,447	$78,040	$(46,739)	$—	$31,301

See accompanying notes to consolidated financial statements.

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(7,784)	$(14,643)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,901	2,537
Amortization of intangible assets	3,319	1,788
Stock-based compensation	3,249	1,499
Loss on asset disposition	—	174
Changes in certain assets and liabilities, net of acquisitions:
Trade accounts receivable	(125)	(563)
Prepaid expenses and other current assets	681	(106)
Accounts payable	100	(378)
Accrued compensation and benefits	594	720
Accrued expenses and other current liabilities	(1,023)	907
Deferred rent	(302)	(262)
Deferred revenue	70	539

Net cash provided by (used in) operating activities	1,680	(7,788)

Cash flows from investing activities:
Purchases of short-term investments	(18,102)	(20,329)
Maturities of short-term investments	21,958	33,647
Purchases of property and equipment	(3,900)	(2,857)
Cash paid for acquisition of RealEstate.com	—	(8,250)
Cash paid for acquisition of SharperAgent, net of cash acquired	—	(1,656)
Cash paid for acquisition of kwkly	—	(750)

Net cash used in investing activities	(44)	(195)

Cash flows from financing activities:
Proceeds from exercises of stock options	2,125	20
Value of equity awards withheld for tax liability and award exercises	(554)	(260)
Acquisition of noncontrolling interest in ActiveRain	—	(446)
Principal payment on note payable	—	(60)

Net cash provided by (used in) financing activities	1,571	(746)

Net increase (decrease) in cash and cash equivalents	3,207	(8,729)
Cash and cash equivalents at beginning of year	7,958	16,687

Cash and cash equivalents at end of year	$11,165	$7,958

See accompanying notes to consolidated financial statements.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except per share amounts)

Note 1: The Company and Summary of Significant Accounting Policies

Nature of Operations

Market Leader, founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The company serves 125,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software and services helps customers generate a steady stream of prospects, plus provides the systems and training they need to convert those prospects into clients. In addition, the company’s national consumer real estate sites, including www.realestate.com, give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

Basis of Presentation

Consolidation — The consolidated financial statements include the financial statements of Market Leader and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Business segments — We operate a single business segment, representing marketing services provided to real estate professionals. Substantially all of our business comes from customers and operations located within the United States, and we do not have any assets located in foreign countries.

Reclassifications — Prior period financial statement amounts have been reclassified to conform to current period presentation. These reclassifications had no effect on our consolidated financial position, results of operations, or cash flows.

Subsequent Events – We have evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through March 15, 2013, the day the financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, we evaluate our estimates, including those related to the fair value of acquired intangible assets, the useful lives and potential impairment of intangible assets and property and equipment, the value of common stock options and stock appreciation rights for the purpose of determining stock-based compensation, liabilities and valuation allowances, and certain tax liabilities among others. We base our estimates on historical experience and other factors, including the current economic environment that we believe to be appropriate under the circumstances. We adjust our estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Any changes in the estimates we used to prepare these financial statements will be reflected in the financial statements in future periods.

Revenue Recognition

We generate the majority of our revenues from the services we provide to real estate professionals. We generally charge a one-time set-up fee and a monthly fixed fee for a monthly bundle of services. While some of

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the components may be sold on a standalone basis, all monthly services are provided in total over the term of the agreement and all are included in the monthly fee. All initial set-up fees are recognized as revenue on a straight-line basis over the estimated customer life or the life of the contract, whichever is longer.

We recognize revenue when persuasive evidence of an agreement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenue is recognized on a gross basis because we are the primary obligor for the services we provide to our customers, have latitude in establishing price, and have discretion in supplier selection. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period. We provide software-as-a-service based products, where the customer does not have the contractual right to take possession of the software during the subscription period, and therefore software revenue recognition guidance is not applicable.

We recognize revenue for our arrangements with multiple elements by determining whether each element can be separated into a unit of accounting based on the following criteria: (1) the delivered item(s) have value to the customer on a stand-alone basis; and (2) if the arrangement includes a right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) that is probable and within our control. If the criteria are not met, elements included in an arrangement are accounted for as a single unit of accounting. If the criteria for separation are met resulting in two or more units of accounting, we use the relative selling price method to allocate arrangement consideration to the individual units of accounting, subject to a limitation that the amount allocable to the delivered unit or units of accounting is limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions.

Sales and Marketing

Sales and marketing expenses consist primarily of advertising, as well as salaries, commissions and related expenses for our sales, marketing and customer support staff. Other expenses include credit card fees and corporate marketing and communications expenses.

Advertising costs are expensed as they are incurred. Total advertising expense was $6,998 and $10,448 in 2012 and 2011, respectively.

Technology and Product Development

Technology and product development expenses consist primarily of salaries and related expenses for employees responsible for customer and internal technology services, net of amounts capitalized as software developed for internal use. These costs also include license fees, maintenance costs, internet and phone connectivity and website hosting costs.

General and Administrative

General and administrative expenses consist primarily of salaries and related expenses for executive, accounting, and human resources employees and consultants. These costs also include audit and legal fees, facilities costs, business insurance premiums, and recruiting fees.

Stock-based Compensation

We recognize the fair value of compensation expense related to equity awards over the requisite service period using the straight-line method, adjusted for expected forfeitures. The fair value of the stock-based awards

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

is determined at the date of grant as well as at the end of each reporting period for certain liability-classified awards, using the Black-Scholes option pricing model. Our determination of the fair value of stock option awards on the date of grant and at the end of each reporting period using this option pricing model is affected by our stock price as well as assumptions regarding a number of other variables. These variables include, but are not limited to, the expected life of the award, our expected volatility of our stock price volatility, and the projected option exercise behaviors.

Concentration of Risk

Our cash and cash equivalents are maintained primarily in a money market fund that invests in U.S. Treasury securities. Short-term investments consist of approximately $11 million in U.S. Treasury bills with terms of one year or less.

The primary objective for our investment portfolio is safety of principal and liquidity. Investments are made with the intent of achieving the highest rate of return consistent with this objective. Our investment policy limits investments to certain types of instruments issued by institutions primarily with investment grade credit ratings and places restrictions on maturities and concentration by type and issuer.

As of December 31, 2012, two customers accounted for 91% of the Company’s total accounts receivable balance. As of December 31, 2011, one customer accounted for 79% of the total consolidated accounts receivable balance.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. We use a fair value hierarchy to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

•	Level 1 — Valuation is based upon quoted prices for identical instruments traded in active markets.

•

Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•

Level 3 — Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. At December 31, 2012 and 2011, we had $7,116 and $5,585 in Money Market Funds, which were classified within the fair value hierarchy as Level 1 assets and accounted for at fair value. There have been no significant transfers in and out of Level 1 and Level 2.

The carrying amounts of accounts receivable, accounts payable and other current liabilities approximate fair value because of their short-term maturities.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash Equivalents and Short-term Investments

Cash equivalents are short-term deposits and investments with a maturity of three months or less from the date of purchase. Investments with stated maturities of greater than three months when purchased are classified as short-term investments. We classify our investments as held-to-maturity because we have the ability and intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization of premiums and discounts to maturity, with the net amortization included in interest income.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and are non-interest bearing. An allowance for doubtful accounts is maintained for potentially uncollectible receivables. We evaluate the collectability of our accounts receivable based on several factors, including historical trends, aging of accounts, write-off experience and expectations of future performance. Delinquent accounts receivable are written off when they are determined to be uncollectible.

Property and Equipment

Property and equipment is recorded at historical cost less depreciation. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

Estimated Useful Life
Computer equipment and software	3 years
Internally developed software	3 years
Office equipment and furniture	3 – 5 years
Leasehold improvements	Lesser of remaining lease term or asset life

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset group may not be recoverable. We measure recoverability by comparing the carrying amount of an asset group to the estimated undiscounted future cash flows we expect to generate from the asset group over its life. If undiscounted cash flows do not recover the carrying value of the asset group, we recognize impairment charges to the extent that the recorded value of the asset group exceeds its fair value.

Our goodwill is reviewed for impairment annually in the fourth quarter and when circumstances indicate our goodwill might be impaired.

Amortization of Intangible Assets

Intangible assets are recorded at historical cost less amortization. Amortization is calculated using the straight-line method over the following estimated useful lives:

Estimated Useful Life
Developed technology	3 years
Domain names	1-5 years
Customer base	3 years
Home listings datafeeds	1 year
Tradename	5 years

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred Revenue

Deferred revenue primarily represents subscription agreement payments collected in advance and initial set up fees collected at account activation. Prepayments are recognized as revenue in the month service is provided; initial set up fees are amortized on a straight-line basis over the estimated customer life or the life of the contract, whichever is longer.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

Commitments and Contingencies

From time to time, we may become involved in litigation relating to claims arising from the ordinary course of our business, including actions relating to employment issues. While the results of such litigation cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on the consolidated balance sheets or statement of operations.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued ASU No. 2011-08, Intangibles – Goodwill and Other. This standard amends the current two-step goodwill impairment test required under the existing accounting guidance. This amendment allows entities the option to first assess certain qualitative factors to ascertain whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount to determine if the two-step impairment test is necessary. If an entity concludes that certain events or circumstances prove that it is more likely than not that the fair value of a reporting unit is less than its carrying amount then an entity is required to proceed to step one of the two-step goodwill impairment test. This standard was effective for interim and annual periods beginning after December 15, 2011. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

Note 2: Acquisitions

RealEstate.com Acquisition

On September 16, 2011 we acquired the assets of RealEstate.com for $8.25 million in cash. RealEstate.com provides real estate information, tools, and advice to consumers seeking to buy or sell homes. Our acquisition of the RealEstate.com assets allows us to leverage the strong domain name and traffic to extend our marketing solutions.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The transaction was accounted for as a business combination, and accordingly, all of the assets of RealEstate.com were measured at fair value on the acquisition date. The following table summarizes the consideration paid for the identifiable assets acquired and their respective weighted average lives:

	Amount	Weighted Average Life
Trademarks/Domain Names	$7,051	5.0 years
Developed technology	1,199	3.0 years

	$8,250	4.7 years

These fair values were based on estimates as of the closing date of the acquisition. We used the income approach to value the identified trademarks/domain names. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820. Under the income approach, fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. The valuation of the developed technology was based on the cost- to- recreate method. These fair value measurements were also based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820

We have included Realestate.com’s results of operations in our consolidated statement of income since September 2011. The Realestate.com assets produced net revenues of $90 in 2011.

SharperAgent Acquisition

On August 1, 2011, we acquired SharperAgent, LLC (“SharperAgent”), for $1.74 million in cash plus assumed liabilities. SharperAgent is a leading provider of online and print marketing suites to the real estate industry with more than 30,000 real estate agent users across North America. Our acquisition of SharperAgent allows us to integrate SharperAgent’s marketing campaign, design, and print capabilities with our premium product offerings as a continued expansion of our business and marketing platform for real estate professionals.

The transaction was accounted for as a business combination, and accordingly, all of the assets and liabilities of SharperAgent were measured at fair value on the acquisition date. The following tables summarize the consideration paid for SharperAgent and the amounts of the assets acquired and liabilities assumed recognized at the acquisition date.

Cash Paid	$1,737
Less: Total identifiable net assets	(1,608)

Total Goodwill	$129

Cash	$81
Trade Receivables	136
Property and Equipment	277
Identifiable intangible assets	1,403
Other assets	16
Trade payables and other liabilities	(305)

Total identifiable net assets	$1,608

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The intangible assets acquired and their respective weighted average lives are as follows:

	Amount	Weighted Average Life
Developed technology	$1,078	3.0 years
Customer base	325	3.0 years

	$1,403	3.0 years

These fair values were based on estimates as of the closing date of the acquisition. We used the income approach to value the identified intangible assets. These fair value measurements are based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820. Under the income approach, fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. The valuation of the developed technology was based on the relief-from-royalty method and the existing customer relationships were valued using the discounted cash flow method.

Goodwill of $129 primarily consists of the benefit of acquiring new expertise and enhanced service offerings that we can leverage into both our existing customer base and in acquiring new customers. The goodwill recognized is expected to be deductible for income tax purposes.

We have included SharperAgent’s results of operations in our consolidated statement of income since August 2011. The SharperAgent products produced net revenues of $1,224 and a net loss of $592 in 2011.

KWKLY Acquisition

On January 7, 2011, we acquired substantially all of the assets of KWKLY, LLC (“kwkly”). kwkly is a mobile software-as-a-service lead generation platform that provides home buyers with real-time access to property information on their Web-enabled phones, while at the same time connecting real estate professional customers of kwkly with those home buyers. Our acquisition of kwkly expands the offerings that the Company can make available through its business and marketing platform for real estate professionals.

The transaction was accounted for as a business combination, and accordingly, all of the assets of kwkly were measured at fair value on the acquisition date.

We paid cash consideration of $750, issued 222,222 shares of stock that were valued based on the closing stock price on January 7, 2011 of $1.80, and granted a fully vested non-qualified stock option to purchase 250,000 shares which was valued using a Black-Scholes fair value of $0.7936 per share.

Below is a summary of the total consideration transferred:

Cash	$750
Stock	400
Stock options	198

$1,348

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The recognized amount of identifiable assets acquired:

Identifiable intangible assets	$570
Goodwill	778

$1,348

The intangible assets acquired and their respective weighted average lives are as follows:

	Amount	Weighted Average Life
Developed technology	$445	3.0 years
Customer relationships	50	3.0 years
Home listings Datafeeds	75	1.0 years

	$570	2.7 years

These fair values were based on estimates as of the closing date of the acquisition. We used the income approach to value the customer relationships. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820. Under the income approach, fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. The valuations of the developed technology and the home listings data feeds were based on the cost to recreate method. These fair value measurements were also based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820.

Goodwill of $778 primarily consists of the benefit of acquiring new expertise and a new product in the mobile space that we can leverage into our existing customer base. The goodwill recognized is expected to be deductible for income tax purposes.

We have included kwkly’s results of operations in our consolidated statement of income since January 2011. The kwkly product produced net revenues of $402 in 2011.

ActiveRain Acquisition

On September 27, 2010 we acquired an additional 18% of the outstanding voting stock of ActiveRain Corporation (“ActiveRain”) for $450. ActiveRain is a provider of professional networking, referral, recruitment, content syndication and online marketing services for the community of professionals in real estate and related businesses. Our affiliation with ActiveRain provides us with access to a sizable and rapidly growing professional community, which we expect will help us increase our effectiveness in acquiring customers.

As a result of this transaction, the Company’s ownership interest in ActiveRain increased to 51%. The transaction was accounted for as a business combination, and accordingly, all of the assets and liabilities of ActiveRain were measured at fair value on the acquisition date.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The intangible assets acquired and their respective weighted average lives are as follows:

	Amount	Weighted Average Life
Developed technology	$544	3.0 years
Customer base	263	3.0 years
Tradename	971	5.0 years

	$1,778	3.4 years

These fair values were based on estimates as of the closing date of the acquisition. We used the income approach to value ActiveRain, the noncontrolling interest, the fair value of the equity interest immediately before the acquisition date, and the identified intangible assets. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements as defined in ASC 820. Under the income approach, fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. The valuation of the developed technology and the trade name were based on the relief-from-royalty method and the existing customer relationships were valued using the discounted cash flow method.

Goodwill of $954 primarily consists of the benefit from gaining access to a sizable professional community which can increase our effectiveness in acquiring customers. None of the goodwill recognized is expected to be deductible for income tax purposes.

During the fourth quarter of 2011 we acquired the remaining outstanding voting stock of ActiveRain Corporation (“ActiveRain”) for $487. As a result of this transaction, the Company’s ownership interest in ActiveRain increased to 100%. The difference between the sellers’ recorded noncontrolling interest balance and the cash paid was recorded in common stock as we had already obtained a controlling interest in ActiveRain as a result of our September 27, 2010 acquisition described above.

For comparability purposes, the following table presents our unaudited pro forma revenue and earnings (loss) for the year ended December 31, 2011 and 2011 had the RealEstate.com, SharperAgent, and kwkly acquisitions occurred on January 1, 2011:

Year ended December 31, 2011 (Unaudited)
Revenues	$37,028

Net loss attributable to Market Leader	$(22,786)

Included in the pro forma net loss above is a $5 million asset impairment loss associated with RealEstate.com.

Note 3: Earnings (Loss) Per Share

Basic earnings (loss) per share are calculated by dividing net income or loss by the weighted average number of shares outstanding during the year.

Diluted earnings (loss) per share are calculated by dividing net income (loss) by the weighted average common shares outstanding plus dilutive potential common stock. Potential common stock includes stock awards to the extent dilutive, calculated using the treasury stock method.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unvested restricted stock units are considered outstanding common shares and included in the computation of basic earnings (loss) per share as of the date that all necessary conditions of vesting are satisfied. Stock options, restricted stock units, and stock appreciation rights are excluded from the dilutive earnings per share calculation when their impact is antidilutive. Prior to satisfaction of all conditions of vesting, unvested restricted stock units are considered contingently issuable and are excluded from weighted average common shares outstanding.

The basic and diluted net income per share is calculated as follows:

	Years Ended December 31,
	2012	2011
Net loss attributable to Market Leader	$(7,784)	$(14,245)

Weighted average common shares outstanding	25,944	25,222
Dilutive effect of stock options and restricted stock units	—	—

Diluted shares	25,944	25,222

Net basic loss per share	$(0.30)	$(0.56)

Net diluted loss per share	$(0.30)	$(0.56)

Antidilutive equity-based awards	6,311	6,881

Note 4: Cash, Cash Equivalents and Short-Term Investments

At December 31, 2012, cash, cash equivalents, and short-term investments consisted of the following:

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
Cash	$4,049	$—	$4,049
Money market account	7,116	—	7,116

Cash and cash equivalents	$11,165	$—	$11,165

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
U.S. Treasury bills	$11,034	$3	$11,037

Short-Term investments	$11,034	$3	$11,037

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2011, cash, cash equivalents, and short-term investments consisted of the following:

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
Cash	$2,373	$—	$2,373
Money market account	5,585	—	5,585

Cash and cash equivalents	$7,958	$—	$7,958

	Amortized Cost	Gross Unrealized Gains	Estimated Fair Value
U.S. Treasury bills	$10,183	$6	$10,189
Certificates of Deposit	4,958	2	4,960

Short-Term investments	$15,141	$8	$15,149

Our U.S. Treasury bills and certificates of deposit are classified as held-to-maturity and the U.S. Treasury bills are carried at amortized cost. The estimated fair value of the U.S. Treasury bills is based on quoted market prices for identical investments. The estimated fair value of the certificate of deposit is based on a CD pricing model. All of our investments have a contractual maturity of one year or less.

We have not realized any gains or losses on our short-term investments in the periods presented.

Note 5: Property and Equipment, net

Property and equipment, net of related depreciation and amortization consists of the following:

	December 31,
	2012	2011
Software developed for internal use	$11,801	$14,433
Computer equipment and software	7,444	7,422
Office equipment and furniture	1,254	932
Leasehold improvements	928	907

	21,427	23,694
Less: accumulated depreciation and amortization	(15,941)	(19,187)

	$5,486	$4,507

Software developed for internal use costs include external direct costs and internal direct labor and related employee benefits costs. Internal use software costs totaled $4,322 and $3,188, net of accumulated amortization at December 31, 2012 and 2011, respectively. Capitalized costs are amortized on a straight-line basis over the estimated useful life of the software once it is available for use. Depreciation of capitalized internal use software costs was $2,182 and $2,071 for 2012 and 2011, respectively.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6: Acquired Intangible Assets, Net

Intangible assets and related accumulated amortization consists of the following:

	December 31,
	2012	2011
Cost:
Tradename	$9,667	$9,667
Developed technology	6,903	6,903
Customer base	2,324	2,324
Vendor agreements	1,390	1,390
Domain names	620	391
Home listings datafeeds	75	75

Total cost	20,979	20,750

Accumulated amortization:
Tradename	(3,903)	(2,025)
Developed technology	(5,353)	(4,253)
Customer base	(2,070)	(1,858)
Vendor agreements	(1,390)	(1,390)
Domain names	(516)	(387)
Home listings datafeeds	(75)	(75)

Total accumulated amortization	(13,307)	(9,988)

Acquired Intangible Assets, net	$7,672	$10,762

Future amortization expense is expected to be as follows over each of the next five years:

Total
2013	$2,954
2014	2,155
2015	1,563
2016	1,000
2017	—

Total	$7,672

Note 7: Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed in business combinations accounted for under the acquisition method. We recorded additions to goodwill of $907 in 2011 related to the purchase of kwkly in January 2011 and SharperAgent in August 2011, as described in Note 2. We recorded additions to goodwill of $954 in 2010 related to the purchase of a controlling interest in ActiveRain in September of 2010.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8: Accrued Expenses and Other Current Liabilities

The following table summarizes our accrued expenses and other current liabilities:

	December 31,
	2012	2011
Accrued advertising	$766	$439
Accrued services	111	100
Accrued legal and professional fees	99	95
Accrued business taxes	56	35
Contract termination liability	—	1,350
Other	163	205

	$1,195	$2,224

Note 9: Self Insurance

We are self insured for our medical and dental coverage. The medical plan carries a stop-loss policy, which will protect from an individual claim during the plan year exceeding $100 or when cumulative medical claims exceed 125% of expected claims for the plan year. We record estimates of the total cost of claims incurred as of the balance sheet date based on an analysis of historical data and independent estimates. Our liability for self-insured medical and dental claims is included in accrued compensation and benefits and was $129 and $158 at December 31, 2012 and 2011, respectively.

Note 10: Income Taxes

Income tax (benefit) expense from continuing operations is comprised of the following:

	Years Ended December 31,
	2012	2011
Current	$21	$(33)
Deferred	(3,008)	(4,917)
Valuation allowance	3,041	4,923

	$54	$(27)

A reconciliation of the statutory federal income tax rate to the effective tax rate for continuing operations is as follows:

	2012	2011
Federal statutory tax rate	34.0%	34.0%
Incremental investment in ActiveRain	—	—
Other	0.6%	0.7%
Change in valuation allowance	(35.3%)	(34.5%)

Effective tax rate	(0.7%)	0.2%

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The tax effects of temporary differences that give rise to significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carryforward	$13,878	$11,686
Stock-based compensation	4,425	3,623
Acquired intangible assets	3,885	3,413
Alternative minimum tax credit	448	448
Allowances and accruals	329	263
Deferred rent	60	163
Valuation allowance	(21,510)	(18,469)

Total deferred tax assets	$1,515	$1,127

Deferred tax liabilities:
Property and equipment	$(1,425)	$(1,048)
Prepaids, discounts and other	(90)	(79)
Goodwill	(39)	(6)

Total deferred tax liabilities	$(1,554)	$(1,133)

Our deferred tax assets and liabilities are expected to reverse over the next five years, except for the net operating losses and the deferred tax liability related to goodwill deductions on the goodwill acquired in 2011. Based on our recent history of operating losses and the lack of carryback periods for losses, we believe it is more likely than not that we will be unable to generate sufficient taxable income to realize our deferred tax assets. As a result, we have established a valuation allowance for the amount of our gross deferred tax assets for which it is not more likely than not that we will realize the benefit. We increased our valuation allowance by $3,041 and $4,923 in 2012 and 2011, respectively.

At December 31, 2012, our gross U.S. Federal net operating loss carryforwards were $48,127 and will begin to expire in 2023.

At December 31, 2012 we have no unrecognized tax benefits. A reconciliation of the amount of unrecognized tax benefits is as follows:

	2012	2011
Balance at January 1	$—	$115
Additions based on tax positions related to the current year	—	—
Additions for tax positions of prior years	—	—
Reductions for tax positions of prior years	—	(21)
Settlements	—	(94)

	$—	$—

We have concluded all U.S. Federal income tax matters for years through 2009.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11: Leases

In November 2012, the lease for our corporate offices in Kirkland, Washington was amended, with a December 2012 effective date, increasing the size of the leased space from 25,309 square feet to 28,941 square feet. The lease expires in August 2013.

In May 2012, the lease for our office in Seattle, Washington for 5,809 square feet was amended, extending the termination date from January 2013 to June 2013.

Through December 2012, we leased 6,740 square feet of office space in Greenwood Village, Colorado. In October 2012, we signed a lease for 4,244 square feet of new office space in Greenwood Village, Colorado. The lease has an effective date of January 2013 and expires in April 2016 with an option to extend the lease term for three years.

Our leases contain free rent periods and predetermined fixed escalations. We recognize rent expense on a straight-line basis and record the difference between the recognized rental expense and amounts payable under the lease as a deferred liability, which is included as a component of deferred rent on the accompanying consolidated balance sheets.

Following are the future minimum payments required under all property and equipment operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2012.

2013	$454
2014	103
2015	95
2016	31
2017	—

$683

Rent expense totaled $829 and $753 during 2012 and 2011, respectively.

Note 12: Stock Option Plans and Stock-Based Compensation

We issue stock options, restricted stock units, and stock appreciation rights to our employees under the terms of our 2004 Equity Incentive Plan. Our stock-based compensation cost for employees granted stock options and restricted stock units is measured at grant date based on the fair value of the award, and expensed over the requisite service period.

Stock Option Fair Value Determination

Valuation and Recognition Method. We estimate the fair value of stock-based awards granted using the Black-Scholes option valuation model. We amortize the fair value of all awards, reduced for estimated forfeitures, on a straight-line basis over the requisite service periods, which are generally the vesting periods.

Expected Life. The expected life of awards granted represents the period of time that they are expected to be outstanding. We determine the expected life based on our historical experience.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Expected Volatility. We estimate the volatility of our stock price at the date of grant based on the historical volatility of our stock price calculated over a term equivalent to the expected life of the award. During 2012, the range of expected volatilities used was 51% to 65%.

Risk-Free Interest Rate. We base the risk-free interest rate used in the Black-Scholes option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with a term equivalent to the expected life of the award. During 2012, the range of risk-free interest rates used was 0.32% to 0.56%.

Expected Dividend Yield. We do not anticipate paying any cash dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero in the Black-Scholes option valuation model.

The value of each employee option granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Years Ended December 31,
	2012	2011
Weighted average expected risk-free interest rate	0.36%	0.92%
Weighted average expected volatility	58%	62%
Expected life (in years)	3.5 years	3.5 years
Expected dividend yield	0%	0%
Weighted average fair value	$1.38	$0.93

Our stock options typically vest on a graded basis over a four year period and typically expire the earlier of ten years from the date of grant or ninety days following termination of employment.

Stock Option Activity

Employee stock options granted, exercised, canceled and expired under all of our stock option plans are summarized as follows:

	Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2011	5,436,226	$3.23	$1.58
Options granted	375,000	4.60	1.84
Options exercised	(1,285,501)	2.22	0.46
Options forfeited	(49,988)	2.18	1.00
Options expired	(8,835)	8.98	5.35

Outstanding at December 31, 2012	4,466,902	$3.64	$1.92	6.6 years	$15,632

Exercisable at December 31, 2012	3,127,153	$4.00	$2.24	5.9 years	$10,600

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The aggregate intrinsic value of options outstanding at December 31, 2012 is calculated as the difference between the market price of the underlying common stock and the exercise price of the options for the options with exercise prices that were lower than the closing market price of our common stock at period end. The total intrinsic value of options exercised and the total grant date fair value of options that vested and were forfeited are included in the following table.

	Years Ended December 31,
	2012	2011
Intrinsic value of options exercised	$3,384	$4
Grant date fair value of options vested	$880	$851
Grant date fair value of options forfeited	$50	$84

Stock Awards

We have granted restricted stock units to our executives and certain key employees under the 2004 Plan. These stock awards entitle the holder to shares of common stock as the award vests over vesting periods from two to four years. We measure the fair value of restricted stock units based upon the market price of the underlying common stock on the date of grant. The restricted stock units are recognized over their applicable vesting period using the straight-line method reduced for estimated forfeitures. The total grant date fair value of stock awards that vested during 2012 and 2011 was $505 and $1,012, respectively.

During 2012, the following activity occurred related to our restricted stock units granted to employees:

	Stock Awards	Weighted Average Grant Date Fair Value
Nonvested stock award balance at December 31, 2011	618,707	$2.09
Restricted stock units granted	297,000	4.66
Units upon which restrictions lapsed	(244,675)	2.07
Restricted stock units forfeited	(15,400)	4.66

Nonvested stock award balance at December 31, 2012	655,632	$3.20

Non-Employee Share Based Payments

On September 23, 2010, we granted options to purchase 200,000 of our common stock to a consultant under the 2004 Equity Incentive Plan in exchange for services. The options granted vest over two years and the associated expense is included in our sales and marketing expense. At the end of each financial reporting period prior to vesting, the value of these options, as calculated using the Black-Scholes option pricing model, is re-measured using the option fair value and the stock-based compensation recognized during the period is adjusted accordingly. The final re-measurement and stock compensation adjustment related to these options occurred on September 23, 2012, the date the options became fully vested.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The 2012 fully vested date and 2011 year-end and value of options granted was estimated using the Black-Scholes option-pricing model with the following assumptions:

	Fully Vested Date September 23	Year Ended December 31
	2012	2011
Exercise price	$2.01	$2.01
Expected risk-free interest rate	1.77%	1.89%
Expected volatility	56%	57%
Expected life (in years)	10 years	10 years
Expected dividend yield	0%	0%
Weighted average fair value	$5.31	$1.84

We recognized $829 and $202 of expense respectively in 2012 and 2011 related to these options. These options became fully vested during 2012, and therefore, there is no expense remaining to be recognized in future years.

Stock Appreciation Rights

In September 2011, the Company granted stock appreciation rights to executives. The stock appreciation rights entitle the holder to the appreciation in value of the award as the award vests over a four-year period. The awards can be settled in cash or shares of common stock, at the Company’s option.

We measure the fair value of stock appreciation rights similar to stock options. Additionally stock appreciation rights are liability-classified awards that must be remeasured at fair value at the end of each reporting period, and cumulative compensation cost adjusted for changes in fair value. Compensation expense related to stock appreciation rights is recognized over the vesting period using the straight-line method reduced for estimated forfeitures. We recognized $1,085 and $45 of expense in 2012 and 2011, respectively, related to these stock appreciation rights. Stock appreciation rights activity is summarized in the following table:

	Stock Appreciation Rights	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2011	626,000	$2.25	$1.29
Stock appreciation rights granted	382,500	4.66	1.89
Stock appreciation rights exercised	(20,000)	2.36	4.31
Stock appreciation rights forfeited	—	—	—
Stock appreciation rights expired	—	—	—

Outstanding at December 31, 2012	988,500	$3.18	$3.80	4.0 years	$3,329

Exercisable at December 31, 2012	202,687	$2.48	$4.22	3.8 years	$826

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The value of each employee stock appreciation right granted was estimated at the end of each reporting period using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Years Ended December 31,
	2012	2011
Weighted average exercise price	$3.18	$2.25
Weighted average expected risk-free interest rate	0.30%	0.36%
Weighted average expected volatility	49%	65%
Expected life (in years)	2.5 years	3.5 years
Expected dividend yield	0%	0%
Weighted average fair value	$3.80	$1.29

Our stock appreciation rights typically vest on a graded basis over either a two or four year period and typically expire the earlier of five years from the date of grant or ninety days following termination of employment.

Stock-based Compensation

The following table summarizes stock-based compensation expense for the respective periods:

	Years Ended December 31,
	2012	2011
Total cost of share-based payment plans	$3,395	$1,603
Amounts capitalized in internally developed software	(146)	(104)

Amounts charged against income, before income tax benefit	$3,249	$1,499

Amount of related income tax benefit recognized	$—	$—
Depreciation recognized for stock compensation capitalized in fixed assets	$119	$137

In 2012 and 2011, we have recognized a full valuation allowance against the income tax benefit resulting from our stock-based compensation as shown above.

As of December 31, 2012, we had $5,981 of unrecognized compensation cost related to non-vested stock-based awards granted to employees under all equity compensation plans, which includes restricted stock units, stock options, and stock appreciation rights. We expect to recognize this cost over a weighted average period of 1.5 years.

Market Leader, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 13: Common Stock

Common Stock Reserved for Future Issuance

The following table sets forth the shares of common stock reserved for future issuance:

December 31, 2012
Options outstanding under the 1999 Stock Option Plan	98,307
Options, stock appreciation rights, and unvested stock awards outstanding under the 2004 Equity Incentive Plan	6,212,727
Additional equity awards that can be issued under the 2004 Equity Incentive Plan	458,865

Common stock reserved for future issuance	6,769,899

An additional 700,000 shares was authorized for issuance effective January 1, 2013 under the automatic annual increase provisions of the 2004 Equity Incentive Plan. We issue new shares for option exercises and vested restricted stock units.

Note 14: 401(k) Plan

We provide a defined contribution 401(k) plan for our employees. Participating employees may contribute a portion of their salary to the plan up to the maximum allowed by the federal tax guidelines. Additionally, we may make discretionary contributions to the plan. To date, no discretionary contributions have been made to the plan.

Note 15: Contract Termination Charge

We terminated a licensing agreement for marketing design software effective December 31, 2011. As a result, we were released from future minimum contractual liabilities totaling $2.6 million, as well as any and all future revenue sharing payments, in exchange for early termination fees totaling $1.45 million.

Note 16: Supplemental Disclosures of Cash Flow Information

	Years Ended December 31,
	2012	2011
Cash paid during the period for income taxes	$12	$7
Noncash investing and financing activities:
Increase in payables for property and equipment	$108	$46
Equity issued in stock appreciation right exercises	$86	$—
Payable related to acquisition of noncontrolling interest in ActiveRain	$—	$41
Equity issued in acquisition of kwkly	$—	$598

Market Leader,Inc.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

(Dollars in thousands)

Column A	Column B	Column C	Column D		Column E
Description	Balance at Beginning of Period	Additions	Deductions		Balance at End of Period
Allowance for doubtful accounts:
Year ended:
December 31, 2012	$36	$552	$574	(A)	$14
December 31, 2011	$12	$618	$594	(A)	$36

(A)	Deductions consist of write-offs of uncollectible accounts, net of recoveries.

Column A	Column B	Column C	Column D	Column E
Description	Balance at Beginning of Period	Additions	Deductions	Balance at End of Period
Valuation allowance for deferred tax assets:
Year ended:
December 31, 2012	$18,469	$3,041	$—	$21,510
December 31, 2011	$13,546	$4,923	$—	$18,469